UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT to SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Valor Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0792300

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 E. John Carpenter Freeway, Suite 200, Irving, Texas	75062

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-114298 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable (Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

     The information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-114298) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on April 8, 2004, as amended on each of May 28, 2004, July 2, 2004, December 9, 2004, January 12, 2005 and January 26, 2005, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2. Exhibits

     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2005	VALOR COMMUNICATIONS GROUP, INC.

	By:	/s/ John J. Mueller

	Name:	John J. Mueller
	Title:	President and Chief Executive Officer